EXHIBIT 2.1


                         FORM OF SUBSCRIPTION AGREEMENT


                  You (the "Subscriber" or "Purchaser" or "Holder") hereby agree to purchase, and THE RECOVERY NETWORK, INC., a Colorado corporation (the "Company"), hereby agrees to issue and to sell to the Subscriber, the number of shares (the "Company Shares") of the Company's Common Stock, $.01 par value per share ("Company Stock"), and a Common Stock Purchase Warrant to purchase the number of shares of Common Stock (the "Warrant") designated on the signature page hereof, in the form annexed hereto as Exhibit A. (The Company Shares are sometimes referred to herein as the "Shares" or "Common Shares"). (The Company Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants and the Additional Shares [as hereinafter defined] and Put Shares [as hereinafter defined] are collectively referred to herein as, the "Securities"). Upon acceptance of this Agreement on the Closing Date (as defined herein) by the Subscriber, the Company shall issue and deliver to the Subscriber the Company Shares and Warrants against payment, by federal funds (U.S.) wire transfer of the amount designated on the signature page hereof pursuant to the terms of a Funds Escrow Agreement annexed hereto as Exhibit B.

                  The following terms and conditions shall apply to this subscription.

                  1. Subscriber's Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

                           (a)  Information on Company.  The Subscriber has been
furnished with and has read the Company's Registration Statement on Form SB-2, as amended (File No. 333-27787) and subsequent Forms 10-QSB and 8-K, and
Schedule 14A, each as filed with the U.S. Securities and Exchange Commission (the "Commission") (collectively, with exhibits thereto, hereinafter referred to as the "Reports"). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information").

                           (b)  Information on Subscriber.  The Subscriber is an
"accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

                           (c) Purchase of Company  Shares and Warrants.  On the
Closing Date, the Subscriber will purchase the Company Shares and Warrants for its own account and not with a view to any distribution thereof.

                           (d) Compliance  with  Securities  Act. The Subscriber
understands and agrees that the Securities have not been registered under the Securities Act of 1933, as amended (the "1933 Act") by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration. The Subscriber agrees that if, in the future, the Subscriber should decide to dispose of any of the Securities acquired by it pursuant to this Agreement, the Subscriber will do so only pursuant to a registration statement or by disposition exempt from registration requirements under the 1933 Act.

                           (e) Common Shares Legend.  The Company Shares and the
shares of Common Stock issuable upon the exercise of the Warrants which the Subscriber is acquiring pursuant to this Agreement shall bear the following legend:

                  "THESE SHARES OF COMMON STOCK HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES OF COMMON STOCK MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RECOVERY NETWORK, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (f)  Warrants   Legend.   The   Warrants   which  the
Subscriber is acquiring pursuant to this Agreement shall bear the following legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE RECOVERY NETWORK, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (g)  Correctness of  Representations.  The Subscriber
represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall 9/23/98 be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

                  2.  Company   Representations  and  Warranties.   The  Company
represents and warrants to and agrees with the Subscriber that:

                           (a) Due  Incorporation.  The  Company and each of its
wholly-owned subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its wholly-owned subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

                           (b)  Outstanding  Stock.  All issued and  outstanding
shares of capital stock of the Company and each of its wholly-owned subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

                           (c)  Authority;  Enforceability.  This  Agreement has
been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreements entered into by the Company relating hereto.

                           (d)  Additional  Issuances.  There are no outstanding
agreements or preemptive or similar rights affecting the Company's common stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company, except (i) as described in the Reports or Other Written Information, and (ii) for 200,000 shares of Common Stock and a warrant to purchase 200,000 shares of Common Stock, each issued to TeleServices International Group Inc.

                           (e) Consents. No consent, approval,  authorization or
order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates is required for execution of this Agreement, including, without limitation issuance and sale of the Securities, or the performance of the Company's obligations hereunder, except as described or otherwise referenced herein. 9/23/98

                           (f)  No   Violation   or   Conflict.   Assuming   the
representations and warranties of the Subscriber in Paragraph 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of its obligations under this Agreement by the Company will:

                                    (i)  violate,  conflict  with,  result  in a
breach of, or constitute a default (or an event which with the giving of notice of the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, charter or bylaws of the Company, or any of its affiliates, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company, or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates or over the properties or assets of the Company, or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company, or any of its affiliates is a party, by which the Company, or any of its affiliates is bound, or to which any of the properties of the Company, or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party; or

                                    (ii) result in the creation or imposition of
any lien, charge or encumbrance upon the Securities or any of the assets of the Company, or any of its affiliates.

                           (g) The Securities. The Securities upon issuance:

                                    (i) are,  or will be,  free and clear of any
security interests, liens, claims or other encumbrances;

                                    (ii) have been, or will be, duly and validly
authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the date the Warrants are exercised according to their terms, as the case may be, the Securities will be duly and validly issued, fully paid and nonassessable, and if registered pursuant to the 1933 Act, free trading and unrestricted;

                                    (iii)  will not have been  issued or sold in
violation of any preemptive or other similar rights of the holders of any securities of the Company;

                                    (iv) will not subject the holders thereof to
personal liability by reason of being such holders; and

                           (h)  Litigation.  There is no pending or, to the best
knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, or which was not disclosed in the Reports and Other Written Information.

                           (i) Reporting Company. The Company is a publicly-held
company whose common stock is (and has been for the past 90 days) registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and is duly listed for trading on the NASDAQ SmallCap Market. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve months, and, subject to compliance with General Instruction I.A. of Form S-3, will be eligible as of September 30, 1998 to file a Form S-3 to register the Securities.

                           (j) No  Market  Manipulation.  The  Company  has  not
taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Company Shares or affect the price at which the Securities may be issued.

                           (k) Information  Concerning Company.  The Reports and
Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements set forth in the Reports, and except as modified in the Other Written Information, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (l)  Dilution.  The  number of Shares  issuable  upon
Reset (as hereinafter defined) and exercise of the Put (as hereinafter defined) may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to a Reset or exercise of the Company of the Put.

                           (m) Stop  Transfer.  The Company has not issued,  and
will not issue any stop transfer order or other order impeding the sale and delivery of the Securities.

                           (n)  Defaults.  Neither  the  Company  nor any of its
wholly-owned subsidiaries is in violation of its Certificate of Incorporation or ByLaws. Except as described in the Reports and Other Written Information, neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority material to its business.

                           (o) No Integrated  Offering.  Neither the Comany, nor
any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The NASDAQ SmallCap Market ("NASDAQ SmallCap"), as applicable, nor will the Company or any of its subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings. The Company has not conducted and will not conduct any offering other than the transactions contemplated hereby that will be integrated with the issuance of the Securities solely for purposes of Rule 4460(i) of the NASDAQ Stock Market, Inc.'s Marketplace Rules.

                           (p) Use of Proceeds.  The proceeds of the  Subscriber
funds to be released to the Company will be used for working capital, general corporate purposes and for expenses of this offering.

                           (q) No General Solicitation. Neither the Company, nor
any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

                           (r) Listing. The Company's common stock is quoted on,
and listed for trading on NASDAQ SmallCap. The Company has received no notice, either oral or written, with respect to the continued eligibility of the common stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

                           (s)  Correctness  of  Representations.   The  Company
represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

                  3. Regulation D Offering. This Offering is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion acceptable to Subscriber from the Company's legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as Exhibit C.

                  4. Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in Sections 1(e) and 1(f) above at such time as (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Act, or (b) the Securities are registered under the Act.

                  5. Redemption. The Company may not redeem the Securities without the consent of the holder of the Securities, except as otherwise described in Section 9.2 of this Subscription Agreement.

                  6. Legal Fees/Commissions. The Company shall pay to counsel to the Subscriber its fee of $25,000 for services rendered to the Subscriber in reviewing this Agreement and other subscription agreements for the aggregate subscription amounts of up to $2,500,000. The Company will pay a cash commission of four percent (4%) of the Purchase Price designated on the signature page hereto to certain placement agents. The commissions and legal fees will be payable out of funds held pursuant to a Funds Escrow Agreement and Shares Escrow Agreement to be entered into by the Company and Subscriber. The cash commissions will be payable proportionately as Subscriber funds are released to the Company. Additional cash commissions of eight percent (8%) will be payable to the placement agents in connection with gross proceeds from the Company's exercise of the Put described in Section 11 of this Subscription Agreement. The Company will also issue to the placement agents as additional compensation, common stock of the Company at the time Subscriber funds are released to the Company equal in value to four percent (4%) of the Purchase Price designated on the signature page hereto at a per share value equal to the Issue Price (per share) designated on the signature page hereto ("Placement Shares"). Seventy percent (70%) of Placement Shares will be issued at the Closing and thirty percent (30%) of the Placement Shares will be issued if and when the funds portion of the Registration Escrow (as defined in Section 10.2(j) herein) is released to the Company. All the representations, covenants, warranties and undertakings, including but not limited to registration rights made or granted to or for the benefit of the Subscriber are hereby also made and granted to the Placement Agents in respect of the Placement Shares.

                  7.1. Covenants of the Company. The Company covenants and agrees with the Subscriber as follows:

                           (a) The Company will advise the Subscriber,  promptly
after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                           (b) The Company shall promptly  secure the listing of
the Company Shares and Common Stock issuable upon the exercise of the Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed, such listing of all Common Stock from time to time issuable upon exercise of the Put, exercise of the Warrants and upon Reset. The Company will obtain and maintain the listing and trading of its Common Stock on NASDAQ SmallCap, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on such exchanges or quotation systems, or any other exchange or quotation system on which the Common Stock is then listed.

                           (c) The  Company  shall  notify  the  SEC,  NASD  and
applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber.

                           (d)  Until  at  least   three  (3)  years  after  the
effectiveness of the Registration Statement on Form S-3 or such other Registration Statement described in Section 10.1(iv) hereof, the Company will use its reasonable efforts (i) to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) to comply in all respects with its reporting and filing obligations under such Exchange Act, and (iii) to comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts, except as permitted herein, until the earlier of (i) three (3) years after the effective date of the Registration Statement on Form S-3 or such other Registration Statement described in Section 10.1(iv) hereof, or (ii) the sale by the Subscribers and Placement Agents of all the shares of common stock issuable by the Company pursuant to this Agreement. Until at least three (3) years after the Warrants have been converted into Common Stock, the Company will take all action within its power to continue the listing or trading of its Common Stock on NASDAQ SmallCap and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ.

                           (e) The Company and  Subscriber  agree that until the
Company either obtains shareholder approval of the issuance of the Securities and Placement Shares, or an exemption from NASDAQ's corporate governance rules as they may apply to the foregoing, if such approval or exemption is required in the reasonable opinion of the Subscriber, the Company may not exercise the Put. The Company represents that the Section 7.1(e) Shares designated on the signature page hereto, together with the aggregate of such amounts designated for all investors in the $2,500,000 offering to which this Subscription Agreement relates, and together with all Placement Shares issuable in connection with the $2,500,000 offering, is not greater than 19.99% of the shares of Company's common stock outstanding on the Closing Date. The Company undertakes to obtain the approval of its shareholders required pursuant to the NASDAQ's corporate governance rules to allow issuance of all the Securities and Placement Shares. The Company covenants to obtain the shareholder approval no later than 90 days from the Closing Date.

                  7.2. Covenants of Subscriber. The Subscriber covenants and agrees with the Company as follows:

                           (a) The  Subscriber  will  provide for itself and any
beneficial holder of the Securities, information and documents reasonably required by the Company for the Company to comply with its governmental and regulatory obligations including but not limited to the Securities and Exchange Commission, blue sky and NASDAQ requirements.

                           (b) The  Subscriber  will not directly or  indirectly
engage in the uncovered short selling of the Common Stock until 180 days after the Closing Date.

                  8.   Covenants  of  the  Company  and   Subscriber   Regarding
Indemnifications.

                           (a) The Company  agrees to indemnify,  hold harmless,
reimburse and defend Subscriber against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or Reports or other Written Information; or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder.

                           (b)  Subscriber  agrees to indemnify,  hold harmless,
reimburse and defend the Company at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (a) any misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto; or (b) any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder.

                  9.1.     Reset.

                           (a) The  amount of  Company  Shares  issuable  to the
Subscriber shall be redetermined from time to time as described herein (the "Reset") and if appropriate, additional shares of Common Stock (the "Additional Shares") will be issued and delivered to the Subscriber as provided herein. The original purchase price set forth on the signature page of this Subscription Agreement (the "Purchase Price") shall be deemed the purchase price of all the shares of Common Stock to be delivered pursuant to this Subscription Agreement. Provided the Additional Shares are issued after the effective date of the Registration Statement described in Section 10.1(iv) hereof, such Additional Shares will be free-trading on the books and records of the Company and issued without restrictive legend.

                           (b)  The  Reset  shall  be  determined  on the  dates
identified below (each a "Reset Date") for an amount of the Purchase Price equal to not less than 10% and not more than 25% of the Purchase Price, at the Subscriber's election ("Designated Portion") per Reset Date. The initial Reset Date shall be the effective date of the Registration Statement described in
Section 10.1(iv) of this Subscription Agreement or at the Subscriber's election on the 180th day after the Closing Date if the Registration Statement required to be filed pursuant to Section 10.1(iv) hereof has not been declared effective by the Securities and Exchange Commission on such date ("Trigger Date"). Subsequent Reset Dates shall be on the 30th, 60th, 90th, 120th, 150th, 180th, 210th, 240th, and 270th day following the Trigger Date. If any such date is not a trading day on the NASDAQ

SmallCap Market, then the Reset Date shall be the first trading day thereafter. In the event any portion of the Common Shares comprising the Registration Escrow (as hereinafter defined) is released to the Company pursuant to Section 10.1(iv), then the aggregate Designated Portions of the Purchase Price shall not be greater than that portion of the Purchase Price set forth on the signature page to this Subscription Agreement less the corresponding amount of Purchase Price returned to the Subscriber. In no event may the aggregate Designated Portions of the Purchase Price exceed the Purchase Price. To the extent a Registration Escrow is held in escrow on a Reset Date, then such Common Shares issuable in connection with such Registration Escrow will be deposited in escrow to be held pursuant to the Funds Escrow Agreement.

                           (c) On each  Reset  Date a number of  Company  Shares
will be calculated for the Designated Portion of the Purchase Price by dividing the Designated Portion of the Purchase Price by a number equal to seventy-seven percent (77%) of the average closing bid prices for the Common Stock on the NASDAQ SmallCap Market, or on any securities exchange or other securities market on which the Common Stock is then being traded, for the five trading days immediately preceding, but not including, the Reset Date (the "Average Price"). If the Average Price is less than the Issue Price designated on the signature page hereto, then the Company will issue to the Subscriber the number of shares of Common Stock obtained by subtracting (y) the number of shares obtained by dividing the Designated Portion of Purchase Price by the Issue Price from (z) the number of shares obtained by dividing the Designated Portion of Purchase Price by the Average Price.

                           (d) In the event the Average  Price  calculated  on a
Reset Date is more than 130% but less than 200% of the Issue Price, then 20% of the Purchase Price will no longer be subject to Reset. In the event the Average Price calculated on a Reset Date is 200% or more than the Issue Price, then 50% of the Purchase Price shall no longer be subject to Reset.

                           (e) In no event will the  Subscriber  be  required to
return any Company Shares to the Company. Each Reset calculation shall be made independent of all other Reset calculations.

                           (f) The  Company  agrees to  deliver  the  Additional
Shares to the Subscriber in hand, or Redemption Amount (as defined herein), if such payment of the Redemption Amount is permitted hereunder, no later than ten
(10) business days after notice from the Subscriber of the Designated Portion amount (the "Delivery Date"). The Company understands that a delay in the delivery of either the Additional Shares or failure to deliver the Redemption Amount described in Sections 9.2 and 9.3 beyond the Delivery Date could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay as liquidated damages payments to the Subscriber for late delivery of Additional Shares or Redemption Amount beyond the Delivery Date, in the amount of $100 per business day after the Delivery Date for each $10,000 of Designated Portion of Purchase Price for which a Reset has been calculated. Additionally, in the case of late payment of the Redemption Amount, the Company will pay on additional sum equal to 10% of the Designated Portion of the Purchase Price. The Company shall pay any payments incurred under this
Section in immediately available funds upon demand. The late payment charges described in this Section 9.1(f) shall be payable through the date the Additional Shares or Redemption Amount is received in hand by the Subscriber.

                           (g) Company  Shares as defined  and  employed in this
Subscription Agreement shall mean and include Additional Shares for all purposes including but not limited to Section 10 of this Subscription Agreement.

                           (h)  Nothing  contained  herein  or in  any  document
referred to herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event a rate of interest required or imputed to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

                  9.2. Optional Redemption. In the event the average closing bid price for the Common Stock on NASDAQ SmallCap or any securities exchange or other securities market on which the Common Stock is then being traded for the five trading days immediately preceding, but not including a Reset Date ("Redemption Price") is less than $2.50 per share, then at the Company's election, in lieu of delivering the Additional Shares on the Delivery Date, the Company may deliver on the Delivery Date a sum of money determined by multiplying the number of Additional Shares otherwise deliverable, by the Redemption Price ("Redemption Amount"). In the event the Additional Shares or payment of the Redemption Amount is not received by the Subscriber in US funds on or before a Delivery Date, then the Company shall no longer have the right described in this paragraph to substitute cash payment in lieu of delivery of Additional Shares. As a precondition to exercising the right to substitute the Redemption Amount in lieu of delivering Additional Shares, the Company must notify the Subscriber in writing of its intention to do so no later than ten
(10) business days after notice from the Subscriber of the Designated Portion Amount.

                  9.3. Mandatory Redemption. In the event the Company may not issue Additional Shares on a Reset Date because such issuance and delivery would be contrary to NASDAQ's Corporate Governance Rules, or for any other reason, then the Company must pay to the Subscriber on the Delivery Date the Redemption Amount calculated as described in Section 9.2 hereof.

                  10. Registration Rights; Procedure; Indemnification.

                  10.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Company Shares and the Warrants.

                                    (i) On one occasion, for a period commencing
61 days after the Closing Date, but not later than three years from the date hereof, the Company, upon a written request therefor from any record holder or holders of more than 50% of the aggregate of the Company's Shares and Common Stock issuable upon exercise of the Warrants (the Securities and Placement Shares and securities issued or issuable by virtue of ownership of the Securities and Placement Shares being, the "Registrable Securities"), shall prepare and file with the SEC a registration statement under the Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 10.1. As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this Section 10.1(i) shall be limited to one registration statement.

                                    (ii) If the Company at any time  proposes to
register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber pursuant to an effective registration statement, each such time it will give at least 10 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 10 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this Section 10.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the forgoing provisions, the Company may withdraw any registration statement referred to in this Section 10.1(ii) without thereby incurring any liability to the Seller.

                                    (iii)  If, at the time any  written  request
for registration is received by the Company pursuant to Section 10.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 10.1(ii) rather than Section 10.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 10.1(ii) except that the Company or underwriter, if any, may not withdraw such registration or limit the amount of Registrable Securities included in such registration.

                                    (iv)  The   Company   shall  file  with  the
Commission, within sixty (60) days of the Closing Date, and use its reasonable commercial efforts to cause to be declared effective a Form SB-2 registration statement (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the Act. The registration statement described in this paragraph must be declared effective by the Commission within 120 days of the Closing Date. The Company will register not less than 8,889 shares of Common Stock in the SB-2 registration statement for each $10,000 of Purchase Price as set forth on the signature page hereto and one share of Common Stock for each share of Common
Stock issuable upon exercise of the Warrants and one common share for each Placement Share. These shares to be registered shall be reserved and set aside exclusively for the benefit of the Subscriber and Placement Agents, as the case may be, and not issued, employed or reserved for anyone other than the Subscriber and Placement Agents, as the case may be. It is the intention of the parties that the registration statement include the Additional Shares described in Section 9 hereof and the Put Shares described in Section 11 hereof. Such registration statement will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional shares of Common Stock issuable upon Reset. Thirty percent (30%) of the Purchase Price, and up to thirty percent (30%) of the Common Shares and thirty percent (30%) of the Warrants purchased by the Subscriber as set forth on the signature page of this Subscription Agreement and thirty percent (30%) of the Placement Shares shall be held in escrow pursuant to the Funds Escrow Agreement annexed hereto as Exhibit B until the acceptance for filing by the Securities and Exchange Commission of the registration statement described in this Section 10.1(iv) and obtainment of the shareholder approval or NASDAQ exemption described in Section 7.1(e) hereof ("Registration Escrow"). In the event the registration statement relating to the Registrable Securities is not filed within 60 days from the Closing Date or the shareholder approval or NASDAQ exemption described in Section 7.1(e) hereof is not obtained within 90 days of the Closing Date, then the Registration Escrow shall be employed as a non-exclusive remedy, to pay the damages described in Section 10.2(j) of this Subscription Agreement. In the event the Registration Statement is not filed within 60 days from the Closing Date, and/or if the Company fails to obtain within 90 days of the Closing Date, the shareholder approval or exemption from NASDAQ's Corporate Governance Rules as described in Section 7.1(e) hereof, unless otherwise agreed to in writing by the Subscriber, then thirty percent (30%) of the Purchase Price shall be released to the Subscriber, and up to thirty percent (30%) of the Common Shares, thirty percent (30%) of the Warrants and thirty percent (30%) of the Placement Shares shall be returned to the Company. In such event the Company shall not be released from any of its obligations under this Subscription Agreement or any agreement delivered in connection herewith including the Company's obligations pursuant to this Section 10 and Reset provisions described in Section 9 of this Subscription Agreement except that the Company shall no longer be required to file a registration statement in connection with only those Securities released to the Company and damages shall not accrue to the Subscriber in relation to the Common Shares released to the Company from and after the date the corresponding portion of the Purchase Price is returned to the Subscriber. To the extent any part of the Purchase Price portion of the Registration Escrow is released to a Subscriber, then that portion of the Registration Escrow may, at the Subscriber's election, first be applied in satisfaction of payment by the Company of sums payable to such Subscriber pursuant to Section 9.1(f) and Section 10.2(j) hereof. Anything to the contrary herein or in the Shares Escrow Agreement notwithstanding, the Company Shares component of the Registration Escrow will not be released to the Company until all outstanding monetary obligations to the Subscriber are satisfied. Within ten (10) business days of receipt of shareholder approval or NASDAQ exemption described in Secton

7.1(e) hereof, the Company agrees to deliver additional Common Shares to the Escrow Agent, to be held pursuant to the Shares Escrow Agreement representing the balance of the Common Shares portion of the Registration Escrow so that the Escrow Agent will be in possession of Common Shares representing 30% of the aggregate Common Shares Purchased designated on the signature page hereto. Failure by the Company to timely deposit such additional shares will void the Company's right to receive a proportionate amount of the funds portion of the Registration Escrow. Releases of the components of the Registration Escrow will be in proportion to the amount of Common Stock held by the Escrow Agent.

                  10.2. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Act, the Company will, as expeditiously as possible:

                           (a)   prepare   and  file  with  the   Commission   a
registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                           (b)  prepare  and  file  with  the  Commission   such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

                           (c) furnish to the Seller, and to each underwriter if
any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

                           (d) use its best  efforts to  register or qualify the
Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller or, in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                           (e) list the Registrable  Securities  covered by such
registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                           (f)   immediately   notify   the   Seller   and  each
underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (g) make available for inspection by the Seller,  any
underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                           (h) at the request of the  Seller,  provided a demand
for registration has been made pursuant to Section 10.1(i) or a request for registration has been made pursuant to Section 10.1(ii), the Registrable Securities will be included in a registration statement filed pursuant to this
Section 10. In the event of a firm commitment underwritten public offering in which the Registrable Securities are so included, the lockup, if any, requested by the managing underwriter may not exceed ninety (90) days after the effective date thereof.

                           (i) In connection with each  registration  hereunder,
the Seller will furnish to the Company in writing such information with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 10.1(i) or 10.1(ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

                           (j) The  Company  and the  Subscriber  agree that the
Seller will suffer damages if any registration statement required under Section 10.1(i) or 10.1(ii) above is not filed within 45 days after request by the Holder and not declared effective by the Commission within 130 days after such request [or 60 days and 120 days, respectively, after the Closing Date in reference to the Registration Statement on Form SB-2 or such other form described in Section 10.1(iv)], and maintained in the manner and within the time periods contemplated by Section 10 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement described in Sections 10.1(i) or 10.1(ii) is not filed within 45 days of such request, or is not declared effective by the Commission on or prior to the date that is 130 days after such request, or (ii) the registration statement on Form SB-2 or such other form described in Section 10.1(iv) is not filed within 60 days after the Closing Date or not declared effective within 120 days of the Closing Date, or (iii) any registration statement described in Sections 10.1(i), 10.1(ii) or 10.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year but not more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i), (ii) and (iii) of this Section 10.2(j) is referred to herein as a "Non-Registration Event"), then, for so long as such Non-Registration Event shall continue, the Company shall pay in cash as Liquidated Damages to each holder of any Securities an amount equal to three (3%) percent per month, or part thereof, of the Purchase Price of the Company Shares then owned of record by such holder as of immediately following the occurrence of such
Non-Registration Event, unless such Non-Registration Event arises from Subscriber's material default of Subscriber's obligations hereunder. Payments to be made pursuant to this Section 10.2(j) shall be due and payable immediately upon demand in immediately available funds. The Subscriber may elect to satisfy any outstanding Company obligations arising under Section 9.1(f) hereof or this
Section 10.2(j) by demanding the release from escrow of cash funds and/or Company Shares at a per share value equivalent to 75% of the lowest bid price of the Company's Common Stock on NASDAQ SmallCap or on any exchange or other securities market on which the Common Stock is then being traded, for the five trading days prior to the date notice of such election is given to the Company. The Liquidated Damages payable in connection with the initial 60 day period after the occurrence of a Non-Registration Event arising from a Registration Statement required pursuant to Section 10.1(iv) hereof not being declared effective by the Commission on or before 120 days after the Closing Date, may be paid by the Company, at its option, in common stock at a per share value equivalent to 75% of the lowest bid price of the Company's Common Stock on NASDAQ SmallCap or on any exchange or other securities market on which the Common Stock is then being traded, for the five trading days preceding the effective date of the Registration Statement or the 180th day after the Closing Date, whichever is sooner. The Company agrees to deliver to Subscriber the Common Stock deliverable in satisfaction of Company's monetary obligations described in this Section 10.2(j) within five business days after written demand by Subscriber. Common Shares delivered to Subscriber in satisfaction of Company's monetary obligations are granted all registration rights described herein, including but not limited to the registration rights described in
Section 10.1(iv) hereof.

                  10.3. Expenses. All expenses incurred by the Company in complying with Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, fee of one counsel, if any, to represent all the Sellers, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses". The Seller shall pay the fees of its own additional counsel, if any.

                  The Company will pay all Registration Expenses in connection with the registration statement under Section 10. All Selling Expenses in connection with each registration statement under Section 10 shall be borne by the Seller in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

                  10.4.    Indemnification and Contribution.

                           (a) In the event of a registration of any Registrable
Securities under the Act pursuant to Section 10, the Company will indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, the underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

                           (b)  In the  event  of a  registration  of any of the
Registrable Securities under the Act pursuant to Section 10, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereuder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the Seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

                           (c) Promptly  after receipt by an  indemnified  party
hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 10.4(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.4(c) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.4(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fes of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                           (d) In  order  to  provide  for  just  and  equitable
contribution in the event of joint liability under the Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 10.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.4 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 10.4; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (A) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  11.1.    Future Offerings.

                           (a) Offering  Restriction.  Until the later of (i) 90
days after the effective date of the SB-2 Registration Statement or such other form of registration statement described in Section 10.1(iv) hereof, or (ii) 270 days after the Closing Date, and so long as Subscriber is not in material default under Section 11.2, the Company and its subsidiaries will not issue any equity, or convertible debt or other securities other than pursuant to Section 11.1(b) without the consent of the Subscribers investing a majority of the Purchase Price of the subscriptions in the $2,500,000 offering to which this Subscription Agreement relates, if such offering would or could result in the issuance of Common Stock or any other security of the Company that would be freely tradable on the books of the Company, with or without registration with the Securities and Exchange Commission or in reliance on any exemption from registration prior to 90 days after the effective date of a Registration Statement described in Sections 10.1(i) or 10.1(iv) relating to all the Registrable Securities.

                           (b)  Right of  First  Refusal.  Until  the end of the
period described in Section 11.1(a) above, the Subscriber shall be given not less than ten (10) business days prior written notice of any proposed sale by the Company of its common stock or other securities, other than any investment in the Company in exchange for securities of the Company that may not either be registered pursuant to the 1933 Act for at least 270 days after the date of such investment or resold for at least 270 days after the date of such investment. The Subscriber shall have the right during the ten (10) business days following the notice to agree to purchase an amount of Company Shares in the same proportion as being purchased in the aggregate offering to which this Subscription Agreement relates (i.e. $2,500,000 in the aggregate), of those securities proposed to be issued and sold, in accordance with the terms and conditions set forth in the notice of sale. In the event such terms and conditions are modified during the notice period, the Subscriber shall be given prompt notice of such modification and shall have the right during the original notice period or for a period of ten (10) business days following the notice of modification, whichever is longer, to exercise such right.

                  11.2.    Obligation To Purchase.

                           (a)  The  Subscriber  agrees  to  purchase  from  the
Company additional shares of common stock of the Company (the "Put Shares") for the aggregate consideration designated on the signature page hereof (the "Put"). The Put may be exercised by the Company only during the two (2) year period commencing on the Closing Date ("Put Period").

                           (b) The  agreement  to  purchase  the Put  Shares  is
contingent on the Company filing a registration statement relating to the Put Shares issuable upon exercise of the Put with the Securities and Exchange Commission on Form S-3 or such other registration statement described in Section 10.1(iv) of this Subscription Agreement or another form suitable for such purpose and reasonably designated by the Purchaser on or before 60 days from the Closing Date, and such registration statement being declared effective by the Securities and Exchange Commission on or before 120 days from the Closing Date.

                           (c) The exercise of the Put is further  contingent on
the following:

                                    (1)  As  of  the   effective   date  of  the
registration statement described in Section 11.2(b), and the Put Date (as hereinafter defined), the Company will be a full reporting company with the class of Shares registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

                                    (2) The  Company's  Common  Stock  will have
traded at an average daily trading volume of 75,000 shares for the thirty trading days prior to each Put Date with an average daily closing bid price of not less than $1.00 per share for the same period.

                                    (3) The Company's  financial  condition will
be at least equivalent to the Company's financial condition as reported in the Company's most recent financial statements included in the Reports and Other Information.

                                    (4) None of the following  events of default
shall have occurred or be continuing:

                                    (i) The Company shall make an assignment for
the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                                    (ii) Any  money  judgment,  writ or  similar
process shall be entered or filed against Company or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

                                    (iii) Bankruptcy, insolvency, reorganization
or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company.

                                    (iv)  Delisting  of  any  of  the  Company's
securities from the NASDAQ SmallCap Market or such other principal exchange on which such security was listed for trading, or receipt by the Company of notice from NASDAQ or such other principal exchange that the Company is not in compliance with its listing requirements.

                                    (v) A concession by the Company or a default
by the Company under any one or more obligation in an aggregate monetary amount in excess of $50,000.

                                    (vi)  An SEC  stop  trade  order  or  NASDAQ
trading suspension.

                                    (vii) Any  representation or warranty of the
Company made in this Subscription Agreement or in connection herewith, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be materially false or misleading.

                                    (viii) The occurrence of a  Non-Registration
Event.

                                    (ix) Any material  default by the Company of
any covenant or undertaking described in this Subscription Agreement or any document delivered in connection herewith.

                                    (5) A  Closing  shall  have  occurred  on an
aggregate of $2,500,000 on the same terms and conditions described in this Subscription Agreement.

                                    (6)  The Put  Shares  on the  Put  Date  (as
hereinafter defined) will be free-trading, unrestricted, unlegended and not subject to volume or other resale limitations.

                                    (7) The obtainment prior to 90 days from the
Closing Date of an exemption from NASDAQ's Corporate Governance Rules or the approval of its shareholders of the issuance of the Securities and Placement Shares as described in Section 7.1(e) hereof.

                           (d) The Subscriber is required to purchase Put Shares
within ten (10) business days of notice by the Company that the Company is exercising the Put ("Put Notice"). The date notice is given is the "Put Date". The Company's right to give a Put Notice expires two years from the Closing Date. The Company may not give such notice more often than once each twenty-one
(21) calendar days, nor within five (5) business days before or after a Reset Date or effective date of a reverse split of the Company's Common Stock. Unless otherwise agreed to by the Subscribers, Put Notices must be given to all Subscribers in the same proportion to the amounts agreed to be purchased by all Subscribers undertaking to purchase Put Shares in the $2,500,000 offering to which this Subscription Agreement relates. The aggregate amount of all such Put Notices may not exceed $3,000,000. Payment for the Put Shares will be made upon receipt of the Put Shares by the Subscriber or an escrow agent to be designated by the Company and Subscriber.

                           (e) The  price  per  common  share for each Put Share
shall be 88% of the average closing bid prices of the Company's Common Stock on the NASDAQ SmallCap Market, or on any securities exchange or other securities market on which the Common Stock is then being traded, for the five trading days commencing two trading days prior to the Put Date and ending two trading days after the Put Date (the "Put Price").

                           (f) The  aggregate  purchase  price of Put Shares for
which each Put Notice may be given to all Subscribers in the $2,500,000 offering to which this Subscription Agreement relates, is as follows: 9/23/98

Average Per Common      Average Daily                      Aggregate Dollar
Share Closing           Common Stock                       Purchase Price of
Bid Price For           Trading Volume For                 Put Shares For
15 Trading Days         15 Trading Days                    All Put Notices
Prior to Put Date       Prior to Put Date                  On a Put Date
-----------------       ------------------                 -----------------

Between $1.00           Not Less Than                      Up to $400,000
and $2.00               75,000 Common Shares

Between $2.00           Not Less Than                      Up to $600,000
and $3.00               75,000 Common Shares

More than $3.00         Not Less Than                      Up to $750,000
                        100,000 Common Shares

                           (g) The Put Price and  number of Common  Shares to be
issued pursuant to this Section shall be subject to adjustment from time to time upon the happening of certain events while the Put right remains outstanding, as follows:

                                    (1)   Stock   Splits,    Combinations    and
Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Put Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                                    (2)   Share   Issuance.   Subject   to   the
provisions of this Section, if the Company at any time shall issue any shares of Common Stock prior to the exercise of the aggregate Put amounts (otherwise than as provided in Section 11.2(f)(1) or this subparagraph 11.2(f)(2) for a consideration less than the Put Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Put Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Put Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Company upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Put Price. For purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Put Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

                           (h) The Company may not  exercise the Put without the
consent of the Subscriber, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on the Closing Date, and (ii) the number of shares of Common Stock issuable upon the exercise of the Put with respect to which the determination of this proviso is being made on a Put Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder, except as otherwise provided in clause (i) of such proviso.

                  12.      Miscellaneous.

                           (a)  Notices.  All  notices  or other  communications
given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by overnight courier) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section: (i) if to the Company, to The Recovery Network, Inc., 1411 5th Street, Suite 250, Santa Monica, California 90401, telecopier number: (310) 393-5749, with a copy via telecopier to: Parker, Chapin, Flattau & Klimpl, Attn: Henry Rothman, Esq., (212) 704-6288, and (ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto.

                           (b) Closing.  The  consummation  of the  transactions
contemplated herein shall take place at the offices of Grushko & Mittman, 277 Broadway, Suite 801, New York, New York 10007, upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that subscriber funds representing the net amount due the Company from aggregate subscriptions of $2,500,000 are transmitted by wire transfer to the Company and the Registration Escrow is received by the Escrow Agent identified in the Funds Escrow Agreement (the "Closing Date").

                           (c)  Entire  Agreement;  Assignment.  This  Agreement
represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

                           (d)  Execution.  This  Agreement  may be  executed by
facsimile transmission, and in counterparts, each of which will be deemed an original.

                           (e) Law  Governing  this  Agreement.  This  Agreement
shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or 9/23/98 any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                           (f)  Cancellation.  Until a  Closing  actually  takes
place, either or both the Company or Subscriber may withdraw without penalty from the transactions described herein.

                           (g)  Automatic  Termination.   This  Agreement  shall
automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the seventh (7th) business day following the date this Agreement is accepted by the Subscriber, provided, however, that any such termination shall not terminate the liability of any party which is then in breach of the Agreement.






                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  Please   acknowledge   your   acceptance   of  the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                        Very truly yours,

                                        THE RECOVERY NETWORK, INC.


                                        By:________________________________


                                        Dated: June ____, 1998


Purchase Price: $750,000.00

Issue Price (per share): $2.2875

Common Shares Purchased (aggregate): 327,869

Common Stock Purchase Warrants Obtained: 30,000

Aggregate Put Consideration: $900,000

Section 7.1(e) Shares: 285,656


ACCEPTED:

AUSTOST ANSTALT SCHAAN
7440 Fuerstentum
Lichenstein
Landstrasse 163
Fax No.: 011-431-534532895


By:____________________________


Dated as of June ____, 1998

                  Please   acknowledge   your   acceptance   of  the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                          Very truly yours,

                                          THE RECOVERY NETWORK, INC.


                                          By:________________________________


                                          Dated: June ____, 1998


Purchase Price: $750,000.00

Issue Price (per share): $2.2875

Common Shares Purchased (aggregate): 327,869

Common Stock Purchase Warrants Obtained: 30,000

Aggregate Put Consideration: $900,000

Section 7.1(e) Shares: 285,656


ACCEPTED:

BALMORE FUNDS S.A.
P.O. Box 4603
Zurich, Switzerland
Fax No.: 011-411-201-6262


By:____________________________


Dated as of June ____, 1998

                  Please   acknowledge   your   acceptance   of  the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                          Very truly yours,

                                          THE RECOVERY NETWORK, INC.


                                          By:________________________________


                                          Dated: June ____, 1998


Purchase Price: $500,000.00

Issue Price (per share): $2.2875

Common Shares Purchased (aggregate): 218,579

Common Stock Purchase Warrants Obtained: 20,000

Aggregate Put Consideration: $600,000

Section 7.1(e) Shares: 190,437


ACCEPTED:

ZAKENI LTD.
c/o Betuvo AG
Baarer Strasse
73 Postsach 2121
6302 ZUG, Switzerland
Fax No.: 416-638-5023


By:____________________________


Dated as of June ____, 1998

                  Please   acknowledge   your   acceptance   of  the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                            Very truly yours,

                                            THE RECOVERY NETWORK, INC.


                                            By:________________________________


                                            Dated: June ____, 1998


Purchase Price: $200,000.00

Issue Price (per share): $2.2875

Common Shares Purchased (aggregate): 87,432

Common Stock Purchase Warrants Obtained: 8,000

Aggregate Put Consideration: $240,000

Section 7.1(e) Shares: 76,175


ACCEPTED:

BL SQUARED FOUNDATION
274 Madison Avenue
New York, New York 10016
Fax No.: 212-770-3218


By:____________________________


Dated as of June ____, 1998

                  Please   acknowledge   your   acceptance   of  the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                             Very truly yours,

                                             THE RECOVERY NETWORK, INC.


                                             By:________________________________


                                             Dated: June ____, 1998


Purchase Price: $150,000.00

Issue Price (per share): $2.2875

Common Shares Purchased (aggregate): 65,574

Common Stock Purchase Warrants Obtained: 6,000

Aggregate Put Consideration: $180,000

Section 7.1(e) Shares: 57,131


ACCEPTED:

THE SARGON FUND, L.P.
20 Adele Road
Cedarhurst, New York 11516
Fax No.: 516-371-6999


By:____________________________


Dated as of June ____, 1998

                  Please   acknowledge   your   acceptance   of  the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                         Very truly yours,

                                         THE RECOVERY NETWORK, INC.


                                         By:________________________________


                                         Dated: June ____, 1998


Purchase Price: $100,000.00

Issue Price (per share): $2.2875

Common Shares Purchased (aggregate): 43,716

Common Stock Purchase Warrants Obtained: 4,000

Aggregate Put Consideration: $120,000

Section 7.1(e) Shares: 38,087


ACCEPTED:

MARTIN CHOPP
1129 East 22nd Street
Brooklyn, New York 11210
Fax No.: 718-854-3342


-------------------------------


Dated as of June ____, 1998

                  Please   acknowledge   your   acceptance   of  the   foregoing
Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                         Very truly yours,

                                         THE RECOVERY NETWORK, INC.


                                         By:________________________________


                                         Dated: June ____, 1998


Purchase Price: $50,000.00

Issue Price (per share): $2.2875

Common Shares Purchased (aggregate): 21,858

Common Stock Purchase Warrants Obtained: 2,000

Aggregate Put Consideration: $60,000

Section 7.1(e) Shares: 19,044


ACCEPTED:

TLG REALTY
c/o Melo
525 West 52nd Street
New York, New York 10019
Fax No.: 212-974-8315


-------------------------------


Dated as of June ____, 1998